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                                                                      EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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

                                                                     Three Months Ended                  Six Months Ended
                                                                           June 30                             June 30
                                                              --------------------------------     -----------------------------
                                                                   1998              1997               1998             1997
                                                              ---------------   --------------     --------------    -----------
Weighted average common
     shares outstanding                             A             2,320,861         2,320,861          2,320,861       2,320,861
Weighted average dilutive
     warrants outstanding                                            --                                   --
Weighted average common
                                                               ------------         ---------        -----------     -----------
     and dilutive shares outstanding                B             2,320,861         2,320,861          2,320,861       2,320,861
                                                               ============         =========        ===========     ===========

Net income (loss) applicable to common stock        C          $ (1,479,000)        $ 286,000        $  (889,000)    $   399,000
                                                               ============         =========        ===========     ===========

Basic earnings (loss) per share                     C/A        $      (0.64)        $    0.12        $     (0.38)    $      0.17
                                                               ============         =========        ===========     ===========

Diluted earnings (loss) per share                   C/B        $      (0.64)        $    0.12        $     (0.38)    $      0.17
                                                               ============         =========        ===========     ===========

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